                          AMENDED AND RESTATED BY-LAWS
                                       OF
                            MIPS TECHNOLOGIES, INC.
                                   ARTICLE I
                                    OFFICES

    The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have one or more offices at such other places, either inside or outside of the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require. The books and records of the Corporation may be kept (subject to the provisions of the laws of the State of Delaware) at any place, either inside or outside of the State of Delaware, as from time to time may be determined by the Board of Directors.

                                   ARTICLE II
                                  STOCKHOLDERS

    Section 1. PLACE OF MEETINGS. Meetings of stockholders (whether annual or special) shall be held at such place, either inside or outside of the State of Delaware, as the Board of Directors shall from time to time determine.

    Section 2. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors.

    Section 3. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Corporation's Amended and Restated Certificate of Incorporation, as amended from time to time (the "Charter"), and subject to any preferential rights of any outstanding series of Preferred Stock (as defined in the Charter), special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board of Directors, the President, or, at the request in writing of a majority of the Board of Directors, by any officer. Such request shall state the purpose or purposes of the proposed meeting. In addition, prior to the Trigger Date (as defined in the Charter), the Corporation shall call a special meeting of stockholders of the Corporation promptly upon request by Silicon Graphics, Inc., a Delaware corporation, or any of its affiliates, in each case if such entity is a stockholder of the Corporation.

    Section 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered by the Corporation not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 2 of Article X of these By-laws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

    Section 5.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

    (a) Annual Meetings of Stockholders.

        (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 4 of this Article II, (B) by or at the direction of the Board of Directors, (C) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in this Section 5, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
    Section 5,

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    or (D) prior to the Trigger Date, by Silicon Graphics, Inc., a Delaware
    corporation ("Silicon Graphics"), or any of its affiliates that is a stockholder of the Corporation.

        (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, if the stockholder is proposing other business, such other business must be a proper subject for stockholder action, and, if the stockholder is nominating a person or persons for election to the Board of Directors, such nominating stockholder must be entitled to vote for the election of the director to be nominated. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that, in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 1999, the first anniversary of the previous year's meeting shall be deemed to be October 29, 1999. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and the class of stock which such director will represent; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

       (iii) Notwithstanding anything in the second sentence of paragraph
    (a)(ii) of this Section 5 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholders' notice required by this
    Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

    (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 4 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors, (ii) by any

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stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in this Section 5, who is entitled to vote for the election of the director to be nominated at the special meeting, and who complies with the notice procedures set forth in this Section 5, or (iii) prior to the Trigger Date and with respect to the directors that the holders of the Class B Common Stock (as defined in the Charter) are entitled to elect, by Silicon Graphics, or any of its affiliates that is a stockholder of the Corporation. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of the director to be nominated may nominate such person or persons (as the case may be), for election to the Board of Directors, if the requirements of paragraph (a)(ii) of this Section 5 shall be met and the stockholder's notice required thereby is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement by the Corporation is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

    (c) General.

        (i) Only persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Charter or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with this Section 5 and, if any proposed nomination or business is not in compliance with this Section 5, to declare that such defective proposal or nomination shall be disregarded.

        (ii) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

       (iii) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series or Preferred Stock to elect directors.

    Section 6. QUORUM. Except as otherwise provided by law or in the Charter, at any meeting of stockholders, the holders of a majority of the aggregate voting power of all outstanding shares of all classes of capital stock of the Corporation entitled to vote at such meeting (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at such meeting, except when specified business is required to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. At any meeting of stockholders at which a quorum is not present, the person serving as chairman of the meeting or the holders of a majority in interest of the stockholders present in person or by proxy and who are entitled to vote on every matter that is to be voted on without regard to class at such meeting may adjourn the meeting. No notice of the time and place of adjourned meetings need be given except as required by law.

    Section 7. ORGANIZATION AND CONDUCT OF BUSINESS. The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of

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any stockholder's meeting in the absence of the Chairman of the Board of
Directors and such designee. The person serving as chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

    The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

    Section 8. PROXIES AND VOTING. At any meeting of stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by such person's duly authorized attorney in fact.

    Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors, a plurality of the shares present in person or represented by proxy at the meeting, entitled to vote in the election and actually cast shall elect the directors. Except as otherwise provided by law, the Charter and these By-laws and subject to the rights of the holders of any series of Preferred Stock, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

    Section 9. INSPECTORS OF ELECTION. The Board of Directors may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, count the votes, decide the results and make a written report thereof in accordance with the General Corporation Law of the State of Delaware. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall have the duties prescribed by law.

    Section 10. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Effective as of the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

                                  ARTICLE III
                               BOARD OF DIRECTORS

    Section 1. NUMBER AND TERM OF OFFICE. Subject to the rights, if any, of holders of preferred stock of the Corporation, the number of directors of the Corporation shall be fixed from time to time exclusively by resolution of the Board of Directors adopted by the affirmative vote of directors constituting not less than a majority of the Whole Board (as hereinafter defined), but shall consist of not more than ten (10) nor less than five (5) directors. The directors, other than those who may be elected by the holders of any class or series of preferred stock of the Corporation, shall be classified, with respect to the time they severally hold office, into three classes, as nearly equal in number as possible, one class to be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class to be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class to be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001, with each director to serve until his or her successor shall have been elected and shall have qualified, PROVIDED, HOWEVER, that, in the event that there shall be only one Class A Director (as defined in the Charter), such Class A Director

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shall be in the class of directors whose initial term expires at the annual meeting of stockholders to be held in 1999. Directors elected by a class of stock shall be divided as evenly as possible, as determined by the Board of Directors, among the three classes of directors. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to serve until his or her successor shall have been elected and shall have qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to
Article V of the Charter to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, each director initially appointed on behalf of the Class A Common Stock shall hold office initially for a term expiring at the 1999 annual meeting of stockholders. Subject to the immediately preceding sentence, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, SUBJECT, HOWEVER, to prior death, resignation, retirement, disqualification or removal from office.

    For purposes of these By-laws, the term "Whole Board" shall mean the total number of directors fixed by resolution of the Board of Directors pursuant to
Section 1 of this Article III.

    Section 2. MEETINGS. Regular meetings of the Board of Directors may be held at such place, either inside or outside of the State of Delaware, and at such time, as may from time to time be designated by the Chairman of the Board of Directors or resolution of the Board of Directors or as may be specified in the call of any meeting. An annual meeting of the Board of Directors shall be held on the same day as, and as soon as practicable following, the annual meeting of stockholders or at such other time or place as shall be determined by the Board of Directors at its regular meeting next preceding said annual meeting of stockholders.

    Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board of Directors, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of the meetings. Meetings may be held at any time or place without notice if all the directors are present or if those not present waive notice of the meeting in writing.

    Section 3. NOTICE OF MEETINGS. Notice of the time and place of meetings of the Board of Directors (excepting the annual meeting of directors) shall be given to each director by the Secretary or an Assistant Secretary of the Corporation by (i) mailing or sending via courier such notice not later than during the second day preceding the day on which such meeting is to be held, or
(ii) by (a) sending a facsimile transmission or other form of electronic communication containing such notice or (b) delivering such notice personally or by telephone, in each case, not later than during the first day preceding the day on which such meeting is to be held. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting.

    Section 4. QUORUM AND ORGANIZATION OF MEETINGS. Subject to Section 5 of this Article III, a number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

    Meetings shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by such other person as the Board of Directors may designate or the members present may select.

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    Section 5.  VACANCIES.  Any vacancy in the office of a director created by the death, resignation, disqualification or removal of a director may be filled by the vote of the majority of the directors then in office (or the sole remaining director) elected by (or appointed on behalf of) the same class of stock that elected that director (or on behalf of which that director was appointed) whose death, resignation, disqualification or removal created the vacancy, unless there are no such directors or no outstanding shares of such class of stock, in which case such vacancy may be filled by the vote of the majority of all directors then in office, even if less than a quorum, or by the sole remaining director. Notwithstanding anything in Section (2)(f) or Section
(2)(e) of Article IV of the Charter to the contrary, any vacancy in the office of a director created by the death, resignation, disqualification or removal of a director elected by (or appointed on behalf of) the holders of a class of stock may also be filled by a vote of holders of such class of stock, unless there are no outstanding shares of such class of stock, in which case any such vacancy may be filled by a vote of holders of the holders of the remaining class of stock. Any director elected to fill a vacancy created by the death, resignation, disqualification or removal of a director shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section 4(c) of Article V of the Charter and Section (2)(f) of Article IV of the Charter.

    Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by the vote of the majority of the directors then in office. In filling such vacancies, the Board of Directors shall take all necessary actions to ensure that, following the appointment to such vacancies (unless prior thereto all of the outstanding shares of Class B Common Stock shall have been converted into or exchanged for shares of Class A Common Stock), 20% of the number of members of the Board of Directors as so increased (or, if such 20% is not a whole number, then the next lower whole number of directors that is closest to 20% of such membership) consists of directors elected by (or appointed on behalf of) the holders of Class A Common Stock, and the remaining members of the Board of Directors as so increased consists of directors elected by (or appointed on behalf of) the holders of Class B Common Stock. Any director elected (or appointed) in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created and until such director's successor shall have been elected and qualified, unless such director is removed and replaced pursuant to Section 4(c) of Article V and Section (2)(f) of Article IV of the Charter.

    Section 6. POWERS. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors shall have and may exercise all such powers of the Corporation and do all such lawful acts and things that are not by statute, the Charter or these By-laws directed or required to be exercised or done by the stockholders.

    Section 7. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors and each officer, in the performance of his or her duties, shall be fully protected in relying in good faith upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or by committees of the Board of Directors, or by any other person, as to matters such director, member or officer, as the case may be, reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

    Section 8. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, services as members of committees of the Board of Directors; PROVIDED, HOWEVER, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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    Section 9.  MEETINGS BY MEANS OF CONFERENCE TELEPHONE.  Unless otherwise provided by the Charter or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

    Section 10. ACTIONS BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS

    Section 1. COMMITTEES OF THE BOARD OF DIRECTORS. There are hereby established as committees of the Board of Directors an Audit Committee and a Compensation Committee, each of which shall have the powers and functions set forth in Sections 2 and 3 hereof, respectively, and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special committees of the Board of Directors, each of which shall have such powers and functions as may be delegated to it by the Board of Directors. The Board of Directors may abolish any committee established by or pursuant to this Section 1 as it may deem advisable. Each such committee shall consist of two or more directors, the exact number being determined from time to time by the Board of Directors. Designations of the chairman and members of each such committee, and, if desired, a vice chairman and alternates for members, shall be made by the Board of Directors. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting, and not disqualified from voting whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Each committee shall have a secretary who shall be designated by its chairman. A vice chairman of a committee shall act as the chairman of the committee in the absence or disability of the chairman. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; PROVIDED, HOWEVER, that no such committee shall have or may exercise any authority of the Board of Directors.

    Section 2. AUDIT COMMITTEE. The Audit Committee shall select and engage, on behalf of the Corporation, independent public accountants to (a) audit the books of account and other corporate records of the Corporation and (b) perform such other duties as the Audit Committee may from time to time prescribe. The Audit Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. The Audit Committee shall confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the Corporation. The Audit Committee shall have the power to confer with and direct the officers of the Corporation to the extent necessary to review the internal controls, accounting practices, financial structure and financial reporting of the Corporation. From time to time the Audit Committee shall report to and advise the Board of Directors concerning the results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Corporation as the Audit Committee believes merit review by the Board of Directors. The Audit Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

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    Section 3.  COMPENSATION COMMITTEE.  The Compensation Committee shall fix from time to time the salaries of members of the Board of Directors who are officers or employees of the Corporation and of all Senior Vice Presidents, Executive Vice Presidents and Vice Presidents of the Corporation. It also shall perform such functions as may be delegated to it under the provisions of any bonus, supplemental compensation, special compensation or stock option plan of the Corporation.

    Section 4. RULES AND PROCEDURES. Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee or by call of the chairman or vice chairman of such committee. Notice of each meeting of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. The presence of a majority of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. All actions taken at each committee meeting shall be recorded in minutes of the meeting.

    Section 5. APPLICATION OF ARTICLE. Whenever any provision of any other document relating to any committee of the Corporation named therein shall be in conflict with any provision of this Article IV, the provisions of this Article IV shall govern, except that if such other document shall have been approved by the stockholders or by the Board of Directors, the provisions of such other document shall govern.

                                   ARTICLE V
                                    OFFICERS

    Section 1. OFFICERS. The officers of the Corporation shall include a Chairman of the Board of Directors, who shall be chosen from among the directors, a President, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a General Counsel and a Secretary, each of whom shall be elected by the Board of Directors to hold office until his or her successor shall have been chosen and shall have qualified for office. The Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer may elect or appoint one or more Controllers, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant General Counsels and one or more Assistant Secretaries, and the Board of Directors may elect or appoint such other officers as it may deem necessary, or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office, excepting that the duties of the President and Secretary shall not be performed by one person.

    Section 2. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors may be, but need not be, the Chief Executive Officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he or she shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform all other duties and exercise all other powers commonly incident to the position of chairman or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law. He or she shall preside at all meetings of the Board of Directors. He or she shall make reports to the Board of Directors and stockholders, and shall see that all orders and resolutions of the Board of Directors and any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board of Directors. The Board of Directors may also elect a Vice Chairman to act in the place of the Chairman upon his or her absence or inability to act.

    Section 3. PRESIDENT. Subject to the provisions of these By-laws and to the direction of the Board of Directors and of the Chief Executive Officer, the President shall have such powers and shall perform such duties as from time to time may be delegated to him or her by the Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law.

    Section 4. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. Each of the Executive Vice Presidents, each of the Senior Vice Presidents and each of the other Vice Presidents shall have

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such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, the Chairman of the Board of Directors, the President or such other officer or officers to whom he or she is directly responsible.

    Section 5. TREASURER AND ASSISTANT TREASURER. The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities of the Corporation. When necessary or proper he or she shall endorse on behalf of the Corporation for collection, checks, notes and other obligations, and shall deposit all funds of the Corporation in such banks or other depositaries as may be designated by the Board of Directors or by such officers or employees as may be authorized by the Board of Directors so to designate. He or she shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors and such other officer or officers to whom he or she is directly responsible. He or she may be required to give a bond for the faithful discharge of his or her duties, in such sum and upon such conditions as the Board of Directors may require.

    At the request and direction of the Treasurer or, in the case of his or her absence or inability to act, any Assistant Treasurer may act in his or her place. In the case of the death of the Treasurer, or in the case of his or her absence or inability to act without having designated an Assistant Treasurer to act temporarily in his or her place, the Assistant Treasurer or other person so to perform the duties of the Treasurer shall be designated by the Chairman of the Board of Directors, the President or an Executive Vice President.

    Section 6. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall keep full and accurate minutes of the meetings of the stockholders and of the Board of Directors in the proper record book of the Corporation provided therefor, and, when required, the minutes of meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have custody of the stock ledgers and documents of the Corporation. He or she shall have custody of the corporate seal of the Corporation and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. He or she shall give due notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible and shall enjoy all other powers commonly incident to his or her office.

    At the request and direction of the Secretary or, in the case of his or her absence or inability to act, any Assistant Secretary may act in his or her place. In the case of the death of the Secretary, or in the case of his or her absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary or other person so to perform the duties of the Secretary shall be designated by the Chairman of the Board of Directors, the President or an Executive Vice President.

    Section 7. ASSISTANT VICE PRESIDENTS AND OTHER OFFICERS. Each Assistant Vice President and other officers shall perform such duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible.

    Section 8. GENERAL COUNSEL. The General Counsel shall have general supervision of all matters of a legal nature concerning the Corporation. He or she shall perform all such duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible.

    Section 9. SALARIES. Salaries of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors. An employment contract, whether with an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder; and such contract, if so approved or authorized, shall be valid and binding upon the Corporation in accordance with the terms thereof, PROVIDED that this provision shall not

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limit or restrict in any way the right of the Corporation at any time to remove from office, discharge or terminate the employment of any such officer, agent or employee prior to the expiration of the term of employment under any such contract.

    Section 10. VACANCIES. A vacancy in any office filled by election of the Board of Directors may be filled by the Board of Directors by the election of a new officer who shall hold office, subject to the provisions of this Article V, until the regular meeting of the directors following the next annual meeting of the stockholders and until his or her successor is elected.

    Section 11. REMOVAL OR DISCHARGE. Any officer may be removed or discharged by the Chairman of the Board of Directors at any time excepting an officer who is also a director. Any officer who also is a director may be discharged at any time by the Board of Directors.

                                   ARTICLE VI
                                  RESIGNATIONS

    Any director or officer of the Corporation, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board of Directors, the President, or the Secretary, and such resignation shall be deemed effective as of the close of business on the date said notice is received by the Chairman of the Board of Directors, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

                                  ARTICLE VII
                         CAPITAL STOCK; DIVIDENDS; SEAL

    Section 1. STOCK CERTIFICATES AND TRANSFERS. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be numbered and signed by the Chairman of the Board of Directors, the President, an Executive Vice President, a Senior Vice President or a Vice President, and also by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any and all signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

    Section 2. LOST, DESTROYED OR STOLEN CERTIFICATES. Any person claiming a stock certificate in lieu of one lost, destroyed or stolen, shall give the Corporation an affidavit as to his, her or its ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors or any financial officer of the Corporation, he, she or it also shall give the Corporation a bond, in such form as may be approved by the Board of Directors or such financial officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate. A new certificate shall be issued upon receipt of such an affidavit and, if required, upon the giving of such a bond.

    Section 3. RECORD OF HOLDER OF SHARES. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the General Corporation Law of

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the State of Delaware. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.

    Section 4. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and the Charter.

    Section 5. CORPORATE SEAL. The corporate seal shall be in such form as shall from time to time be approved by the Board of Directors. If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer.

                                  ARTICLE VIII
                   EXECUTION OF CONTRACTS AND OTHER DOCUMENTS

    Section 1. CONTRACTS, ETC. Except as otherwise required by law, the Charter or these By-laws, such officers, employees or agents of the Corporation as shall be specified by the Board of Directors shall sign, in the name and on behalf of the Corporation, all deeds, bonds, contracts, mortgages and other instruments or documents, the execution of which shall be authorized by the Board of Directors; and such authority may be general or confined to specific instances. Except as so authorized by the Board of Directors, no officer, agent or employee of the Corporation shall have the power or authority to bind the Corporation by any contract or engagement or to pledge, mortgage, sell or otherwise dispose of its credit or any of its property or to render it pecuniarily liable for any purpose or in any amount.

    Section 2. CHECKS, DRAFTS, ETC. Except as otherwise provided in these By-laws, all checks, drafts, notes, bonds, bills of exchange or other orders, instruments or obligations for the payment of money shall be signed by such officer or officers, employee or employees, or agent or agents, as the Board of Directors shall by resolution direct. The Board of Directors may, in its discretion, also provide by resolution for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.

    Section 3. PROXIES. Unless otherwise prescribed by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

                                   ARTICLE IX
                                  FISCAL YEAR

    The fiscal year of the Corporation shall begin the first day of July in each year.

                                   ARTICLE X
                                 MISCELLANEOUS

    Section 1. NOTICES AND WAIVERS THEREOF. Whenever any notice is required by these By-laws, the Charter or any of the laws of the State of Delaware to be given to any stockholder, director or officer, such notice, except as otherwise provided by the laws of the State of Delaware, may be given personally or by

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telephone or be given by facsimile transmission or other form of electronic communication, addressed to such stockholder at such person's address as it appears on the stock transfer books of the Corporation, or to such director or officer at his or her Corporation location, if any, or at such address as appears on the books of the Corporation, or the notice may be given in writing by depositing the same in a post office, or in a regularly maintained letter box, or by sending it via courier, postage prepaid, in a sealed wrapper addressed to such stockholder at such person's address as it appears on the stock transfer books of the Corporation, or to such director or officer at his or her Corporation location, if any, or such address as appears on the books of the Corporation.

    Any notice given by facsimile transmission or other form of electronic communication shall be deemed to have been given when it shall have been transmitted. Any notice given by mail or courier shall be deemed to have been given when it shall have been mailed or delivered to the courier.

    A waiver of any such notice in writing, including by facsimile transmission, signed or dispatched by the person entitled to such notice or by his or her duly authorized attorney, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given, and the presence at any meeting of any person entitled to notice thereof shall be deemed a waiver of such notice as to such person.

    Section 2. AUDITS. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Audit Committee and approved by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

                                   ARTICLE XI
                                   AMENDMENTS

    These By-laws may be altered, amended or repealed, and new By-laws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, PROVIDED, HOWEVER, that any proposed alteration, amendment or repeal of, or the adoption of any By-law inconsistent with, Section 3, 5 or 10 of Article II or Section 1 or 5 of Article III of these By-laws by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, and PROVIDED FURTHER, HOWEVER, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-law or By-laws must be contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the Whole Board.

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